              THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT
              ---------------------------------------------------

     THIS THIRD AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this "Agreement") is dated as of October 24, 2001, by and among SPACEHAB, INCORPORATED, a corporation organized under the laws of the State of Washington (the "Company"), JOHNSON ENGINEERING CORPORATION, a corporation organized under the laws of the State of Colorado ("Johnson Engineering") and ASTROTECH SPACE OPERATIONS, INC., a corporation organized under the laws of the State of Delaware ("Astrotech") jointly and severally (each of Company, Johnson Engineering and Astrotech, a "Borrower"; Company, Johnson Engineering and Astrotech, collectively, the "Borrowers"); and BANK OF AMERICA, N.A., a national banking association, its successors and assigns ("Lender").

                                   RECITALS
                                   --------

     A. The Borrowers and SPACE MEDIA, INC., a corporation organized under the laws of the State of Delaware ("Space Media"; together with the Borrowers, the "Original Borrowers") and the Lender entered into a Financing and Security Agreement dated August 9, 2000 (the same, as amended, modified, substituted, extended, and renewed from time to time is hereinafter called, the "Financing Agreement"). Unless otherwise expressly defined in this Agreement, terms defined in the Financing Agreement shall have the same meaning under this Agreement.

     B. The Financing Agreement provides for a Revolving Credit in the original maximum principal amount of Fifteen Million Dollars ($15,000,000) and a letter of credit facility in the original maximum principal amount of Ten Million Dollars ($10,000,000).

     C. Pursuant to that certain Second Amendment to Financing Agreement dated as of August 30, 2001, by and among the Original Borrowers and the Lender, the parties thereto agreed to release Space Media from all of its obligations under the Financing Agreement and each of the Financing Documents and to reduce the maximum principal amount of the Revolving Credit from Fifteen Million Dollars ($15,000,000) to Six Million Five Hundred Thousand Dollars ($6,500,000).

     D. The Borrowers anticipate that they will be unable to comply with certain covenants set forth in the Financing Agreement and have requested, among other things, that the Lender reset certain covenants and terms set forth in the Financing Agreement to permit the Borrowers to restructure certain existing Indebtedness to certain creditors of the Borrowers, and the Lender has agreed to do so on the condition, among others, that this Agreement be executed.

                                  AGREEMENTS
                                  ----------

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrowers and the Lender agree as follows:

     1.   Recitals.  The Borrowers and the Lender agree that the Recitals
          --------
above are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

     2.   Defined Terms. The definitions of "Debt Service", "Revolving Credit
          -------------
Committed Amount" and "Revolving Credit Expiration Date" set forth in Section
1.1 of the Financing Agreement are hereby deleted in their entirety and the following are inserted in full substitution thereof:

          "Debt Service" means as to each Borrower and its Subsidiaries for any period of determination thereof an amount equal to the total of the aggregate amount of all payments of interest with respect to Indebtedness for Borrowed Money of each Borrower and its Subsidiaries paid in cash during such period, plus cash paid during such period for current maturities of long term Indebtedness of each Borrower and its Subsidiaries, excluding all scheduled payments due to Alenia under the Alenia Debt and Internally Funded Capital Expenditures.

          "Revolving Credit Committed Amount" means from October 24, 2001 through and including April 30, 2002 the maximum principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000) and from and after May 1, 2002, the maximum principal amount of Three Million Dollars ($3,000,000), as such amounts shall be permanently reduced from time to time by any Revolving Credit Mandatory Reduction in accordance with this Agreement.

          "Revolving Credit Expiration Date" means July 31, 2002.

     From and after the date  hereof, the following defined terms are added to

Section 1.1 of the Financing Agreement:

          "Adjusted Debt Service Coverage Ratio" means as to each Borrower and its Subsidiaries for any period of determination thereof, the ratio of (a) EBITDA, plus the net cash proceeds from the Astrotech Loan received by the Company to (b) Debt Service, plus all scheduled payments due to Alenia on the Alenia Debt, plus the amount of all Internally Funded Capital Expenditures. EBITDA will be increased by $2,400,000 for the period ending December 31, 2001 and will be decreased by $2,400,000 for the period ending June 30, 2002, to take into account the effect of a $2,400,000 lease payment due to Astrium which has been deferred from December 31, 2001 to June 30, 2002 to assist the Company in making a $3,000,000 payment to Alenia. "Net proceeds from the Astrotech Loan" are defined as, any and all cash recaptured by the Company from the Astrotech Loan during the period being measured.

          "Alenia Debt" means the Company's Indebtedness to Alenia Spazio S.p.A. ("Alenia") under the (i) Subordinated Promissory Note issued by Spacehab to Alenia on August 12, 1992 for a principal amount of $425,104, (ii) Subordinated Promissory Note issued by the Company to Alenia on August 12, 1992 for a principal amount of $1,842,328, (iii) Subordinated Promissory
     Note issued by the Company to Alenia on August 12, 1992 for a principal amount of $2,157,500, (iv) Subordinated Promissory Note issued by the Company to Alenia on February 23, 1993 for a principal amount of $1,242,028, (v) Subordinated Promissory Note issued by the Company to Alenia on February 13, 1993 for a principal amount of $1,078,750, (vi) Subordinated Promissory Note issued by the Company to Alenia on June 1, 1993 for a principal amount of $1,113,850, (vii) Letter Agreement between the Company and Alenia dated December 10, 1998, and (viii) Letter from Alenia to the Company dated December 21, 1998.

          "Alenia Debt Loan Documents" means any of the documents now or hereafter evidencing or securing the Alenia Debt.

          "Astrium" means Astrium GmbH.

          "Excess Cash Flow" means for each fiscal quarter beginning with the fiscal quarter beginning October 1, 2001, an amount equal to fifty percent (50%) of the increase in excess net cash from previous quarter as shown on the Company's Form 10Q Statement of Cash Flows, furnished to the Lender in accordance with Section 6.1.1 (Financial Statements); or in the event that the Borrowers fail to deliver such financial statements to the Lender as and when required, or the Lender determines in the exercise of its reasonable discretion, that such financial statements do not accurately reflect the Borrowers' consolidated financial position for the period covered, the Lender shall estimate, in its sole and absolute discretion, the amount of Excess Cash Flow for such period.

     3.   Borrowing Base. Section 2.1.3 of the Financing Agreement is hereby
          --------------
deleted in its entirety and the following is inserted in full substitution thereof:

          2.1.3  Borrowing Base. As used in this Agreement, the term "Borrowing
                 --------------
     Base" means at any time, an amount equal to the aggregate of (a) eighty percent (80%) of the amount of Eligible Receivables derived from Government Contracts, plus (b) eighty percent (80%) of Eligible Receivables derived from contracts other than Government Contracts.

          The Borrowing Base shall be computed based on the Borrowing Base Report most recently delivered to and accepted by the Lender in its sole and absolute discretion. In the event the Borrowers fail to furnish a Borrowing Base Report required by Section 2.1.4 (Borrowing Base Report), or in the event the Lender believes that a Borrowing Base Report is no longer accurate, the Lender may, in its sole and absolute discretion exercised from time to time and without limiting other rights and remedies under this Agreement, suspend the making of or limit advances under the Revolving Credit. The Borrowing Base shall be subject to reduction by amounts credited to the Collateral Account since the date of the most recent Borrowing Base Report and by the amount of any Receivable which was included in the Borrowing Base but which the Lender determines fails to meet the respective criteria applicable from time to time for Eligible Receivables.

          If at any time the total of the aggregate principal amount of the Revolving Credit and Outstanding Letter of Credit Obligations exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrower, at the sole and absolute discretion of the Lender exercised from time to time, shall pay the Borrowing Base Deficiency within two Business Days of DEMAND to the Lender.

          Without implying any limitation on the Lender's discretion with respect to the Borrowing Base, the criteria for Eligible Receivables contained in the definition of Eligible Receivables are in part based upon the business operations of the Borrowers existing on or about the Closing Date and upon information and records furnished to the Lender by the Borrowers. If at any time or from time to time hereafter, the business operations of the Borrowers change or such information and records furnished to the Lender is incorrect or misleading, the Lender in its discretion, may at any time and from time to time during the duration of this Agreement change such criteria or add new criteria. The Lender may communicate such changed or additional criteria to the Borrowers from time to time either orally or in writing.

     4.   Borrowing Base.    Notwithstanding anything set forth in the Financing
          --------------
Agreement to the contrary, from and after January 1, 2002, in accordance with the requirements of Section 2.1.3 (Borrowing Base) of the Financing Agreement, the Borrowing Base shall be subject to immediate reduction by eighty percent (80%) of the amounts credited to the Lockbox and/or the Collateral Account since the date of the most recent Borrowing Base Report.

          (a) Notwithstanding anything set forth in the Financing Agreement to the contrary, from and after the effective date of this Agreement, the Borrowers shall furnish to the Lender additional Borrowing Base Reports dated as of the last day of such period at the following times:

          Period Ending:                 Borrowing Base Report Due:
          October 31, 2001               Not later than November 15, 2001;
          November 30, 2001              Not later than December 15, 2001; and
          January 1, 2002
          and at all times thereafter    Not later than Wednesday of each week
                                         and dated as of the last Business Day
                                         of the immediately preceding week.

          (b) In addition, from and after the effective date of this Agreement, the Borrowers shall furnish to the Lender not later than the fifteenth (15/th/) day of each month hereafter, a detailed aging schedule of all Receivables by Account Debtor as of the last day of the preceding month and a report containing a detailed aging of all accounts payable by supplier, in such detail, and accompanied by such supporting information, as the Lender may from time to time request.

     5.   The Collateral Account.   In accordance with the provisions of
          ----------------------
Section 2.1.8 of the Financing Agreement, the Lender hereby directs the Borrowers to immediately notify all Account Debtors to direct the mailing of all Items of Payment directly into the Lockbox. Notwithstanding such direction, in the event any Items of Payment are not deposited into the Lockbox, but are received by any Borrower or deposited into any other deposit account maintained by any Borrower, such Borrower shall immediately cause such Item of Payment to be deposited in precisely the form received into the Lockbox. The Lender shall have unrestricted and exclusive access to the Lockbox. All collected funds in the Lockbox shall be applied against the Revolving Credit in accordance with
Section 2.1.8 of the Financing Agreement.

     6.   Mandatory Reduction of Revolving Credit. The Borrowers shall make
          ---------------------------------------
mandatory reductions (each a "Revolving Credit Mandatory Reduction" and collectively the "Revolving Credit Mandatory Reductions") of the Revolving Credit, which shall permanently reduce the Revolving Credit Committed Amount by the amount of each such Revolving Credit Mandatory Reduction at the following times and amounts:

          (a) On a quarterly basis commencing with the fiscal quarter ending December 31, 2001, the Borrowers shall make a Revolving Credit Mandatory Reduction in the amount of the Excess Cash Flow for the then preceding fiscal quarter which shall be payable on the date the Borrowers furnish to the Lender the quarterly financial statements referred to in Section 6.1.1 (Financial Statements). If, however, the Borrowers fail to furnish such financial statements in any given fiscal quarter year as and when required, the Borrowers shall be required to pay the Revolving Credit Mandatory Reduction payable during such fiscal quarter on the date which is forty five (45) days after the close of the Borrowers' then preceding fiscal quarter. The Borrowers shall pay to the Lender on the date of each Revolving Credit Mandatory Reduction accrued interest to such date on the amount prepaid. Each Revolving Credit Mandatory Reduction shall permanently reduce the Revolving Credit Committed Amount by an equivalent amount.

          (b) If at any time after the effective date of this Agreement, any Borrower sells any assets (other than the Vertical Cargo Carrier being sold to Astrium such Borrower will immediately upon closing of such sale, pay to the Lender fifty percent (50%) of the Net Proceeds from such sale. For purposes hereof, "Net Proceeds" shall mean all consideration received in connection with such sale, including, but not limited to the value of assets, stock, warrants, or other property transferred, pledged or given in connection therewith, less customary and reasonable closing costs and expenses associated with such sale. Nothing in this Section shall be deemed to waive or in any manner modify the requirements under Section 6.2.1 of the Financing Agreement or as otherwise set forth in the Financing Agreement, that the Borrowers' obtain the Lender's prior written consent before selling, leasing or otherwise disposing of any assets.

     7.   Financial Covenants. Section 6.1.15 of the Financing Agreement is
          -------------------
hereby deleted in its entirety and the following is inserted in full substitution thereof:

          6.1.15    Financial Covenants.
                    -------------------

          (a)       Tangible Net Worth. The Borrowers, on a consolidated basis,
                    -------------------
     will maintain a Tangible Net Worth of not less than the following amounts at the following times:

          Period Ending:             Minimum Tangible Net Worth:
          -------------              ---------------------------
          September 30, 2001         $59,000,000
          December 31, 2001          $58,000,000
          March 31, 2002             $63,000,000
          June 30, 2002              $61,000,000

          The minimum Tangible Net Worth required by this section will automatically be increased by the amount of any adjustments on or after the date hereof to net accrued tax assets which result from a restatement of the Company's outside auditor's qualified opinion for the fiscal year ending June 30, 2001.

          (b)  Debt to Worth Ratio. The Borrowers, on a consolidated basis, will
               -------------------
     at all times maintain, tested as of the end of each calendar quarter, commencing with the calendar quarter ending September 30, 2001, a Debt to Worth Ratio of not more than 2.50 to 1.0.

          (c)  Debt Service Coverage Ratio. The Borrowers will maintain, on a
               ---------------------------
     consolidated basis, and tested as of the last day of each of the Company's fiscal quarters, a ratio of EBITDA to Debt Service of not less than the following amounts at the following times:

          Period Ending:               Minimum Debt Service Coverage:
          -------------                -------------------------------
               September 30, 2001            (0.60)
               December 31, 2001              1.00
               March 31, 2002                 1.50
               June 30, 2002                  1.50

     The EBITDA to Debt Service Coverage ratio shall be calculated for the stand-alone quarters ending September 30, 2001, December 31, 2001 and March 31, 2002 on the last day of the relevant quarter. For the period ending June 30, 2002, the ratio shall be calculated for the period of four (4) fiscal quarters ending on the last day of the relevant quarter.

          (d)  Cash to Subsidiaries and Space Media. Neither the Company nor any
               ------------------------------------
     other Borrower shall make any cash advances to any Subsidiary or Affiliate, other than investments and loans permitted under Section 6.2.5 of this Agreement, and cash advances to Space Media not to exceed Three Hundred Ninety Thousand Dollars ($390,000) for the quarterly period ending September 30, 2001. From and after September 30, 2001, no further cash advances may be made to Space Media.

               (e)  Maximum Payments to Alenia and for Internally Funded Capital
                    ------------------------------------------------------------
     Expenditures. Neither the Company nor any other Borrower shall make any
     ------------
     payments to Alenia or any Capital Expenditures which are funded by the Company or any other Borrower (taken as a whole) )("Internally Funded Capital Expenditures"), unless at the time of such payment and/or Capital Expenditure and after giving effect thereto, the Borrowers have an Adjusted Debt Service Coverage Ratio in excess of the following amounts at the following times:

          Adjusted Debt Service Coverage Ratio    Period Ending
          ------------------------------------    -------------
          1.00 to 1.00                            December 31, 2001
          1.20 to 1.00                            March 31, 2002 and thereafter

     For each the fiscal quarters ending December 31, 2001 and March 31, 2002, the Adjusted Debt Service Coverage Ratio shall be measured on a stand-alone quarter basis and shall be calculated on the last day of the relevant quarter. For the period ending June 30, 2002, and thereafter, the Adjusted Debt Service Coverage Ratio shall be measured for the four (4) fiscal quarter period then ending.

          (g)  Internally Funded Capital Expenditures. Internally Funded Capital
               ---------------------------------------
     Expenditures will not exceed the following amounts at the following times:

          Period:                                      Amount:
          ------                                       ------
          July 1, 2001 through September 30, 2001      $1,000,000
          October 1, 2001 through December 31, 2001    $  850,000
          January 1, 2002 through March 31, 2002       $  750,000
          April 1, 2002 through June 30, 2002          $  750,000

     8.   Financial Statements. The Borrowers have advised the Lender that
          --------------------
because of the ongoing negotiations with the Lender and certain other creditors of the Borrowers in connection with the restructure of the Revolving Credit and certain other Indebtedness, that the Company will be unable to provide the Lender with an unqualified opinion of the Company's accountant as and when required under the Financing Agreement. The Lender waives the requirement for delivery of the unqualified opinion for the period ending June 30, 2001.

     9.   Liens. The Borrowers and the Lender agree that notwithstanding the
          -----
specific prohibition on encumbering the Flight Assets as set forth in Section
6.2.8 of the Financing Agreement, in connection with the Borrowers' restructuring of certain existing Indebtedness in favor of certain other creditors and such creditors waiving any defaults existing as of the effective date of this Agreement, and subject to the express terms of this Agreement, the Lender consents to the Company granting to (i) Alenia a first Lien security interest on Module Two of the Flight Assets and (ii) to Astrium a first Lien security interest on Module Three of the Flight Assets.

     10.  Double Modules. To further secure the repayment of the Obligations
          --------------
and in consideration of the agreements set forth in this Agreement, the Borrowers shall execute and deliver to the Lender on the date of this Agreement a Security Agreement in the form of Exhibit C attached hereto and incorporated
                                    ---------
herein by reference (the "Double Module Security Agreement") pursuant to which the Borrowers shall grant to the Lender a first lien security interest on a portion of the Flight Assets, known as the "Research Double Module" and as flight assets Modules One and Four, and all proceeds and products thereof.

     11.  Field Examinations. The Borrowers acknowledge and agree that the
          ------------------
Lender shall have the right to perform field examinations of each Borrower's business, operations and income (each a "Field Examination"), at such times as the Lender may request. The results of each field examination shall be in all respects acceptable to the Lender in its sole and absolute discretion.

     12.  Payments of Certain Indebtedness. From and after the effective date of
          --------------------------------
this Agreement, none of the Borrowers will, or will permit any Subsidiary, without the prior written consent of the Lender, make:

               (a) any amendment or modification of or supplement to the Alenia Debt Loan Documents, other than amendments or modifications that change terms which are not material, or changes necessary to grant to Alenia the Lien on Module 2 of the Flight Assets; and

               (b) payment of principal or interest on the Alenia Debt other than in accordance with Section 6.1.15(e) of this Agreement.

     13.  Replacement Note. Exhibit B to the Financing Agreement is being
          ----------------  ---------
replaced in its entirety with Exhibit B attached hereto. The Borrowers shall
                              ---------
execute and deliver to the Lender on the date hereof the Second Amended and Restated Revolving Promissory Note in the maximum principal amount of Six Million Five Hundred Thousand Dollars ($6,500,000) in the form of Exhibit B
                                                                  ---------
attached hereto and incorporated herein by reference (the "Replacement Note"), in substitution for and not satisfaction of, the issued and outstanding revolving promissory note. The Replacement Note shall be the "Revolving Credit Note" for all purposes of the Financing Documents. The revolving promissory note being substituted pursuant to this Agreement shall be marked "Replaced" and returned to the Borrowers promptly after the execution and delivery of the Replacement Note.

     14.  Fees.  On the date of this Agreement, in consideration of the Lender's
          ----
agreement to reset the financial covenants, pursuant to Section 7 of this Agreement, the Borrowers will pay the Lender a fully earned, non-refundable release fee of Fifteen Thousand Dollars ($15,000).

     15.  Conditions Precedent.  This Agreement shall become effective on the
          --------------------
date the Borrowers satisfies each of the following conditions:

          (a) The Borrowers execute and deliver to the Lender the Replacement Note;

          (b) The Borrowers execute and deliver to the Lender the Double Module Security Agreement, together with all documents and instruments (including, without limitation, UCC-1 financing statements, UCC-3 termination statements and any assignments required under the Federal Assignment of Claims Act) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected first Lien in the Double Module Collateral (described in the Double Module Security Agreement) and the proceeds thereof, in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, along with such evidence as the Lender may deem satisfactory that all necessary filing fees and all recording and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings will be or have been paid in full;

          (c)  The Borrowers shall pay all of the Lender's fees set forth in
Section 15 hereof and expenses, including reasonable attorney's fees, in connection with this Agreement; and

          (d) Provide the Lender with such other information, instruments, opinions, documents, certificates and reports as the Lender may deem necessary and requests prior to the Lender's execution of this Agreement.

     16.  Representations. The Borrowers represent and warrant to the Lender as
          ---------------
follows:

          (a) Each Borrower has the power and authority to execute and deliver this Agreement and each Borrower has the power and authority to perform its obligations hereunder and has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Agreement;

          (b) The Financing Agreement, as heretofore amended and as amended by this Agreement, and each of the other Financing Documents remains in full force and effect, and each constitutes the valid and legally binding obligation of each Borrower, enforceable in accordance with its terms;

          (c) Each Borrower's representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of the Borrowers execution of this Agreement;

          (d) The Alenia Debt Loan Documents described herein are all of the documents currently evidencing the Alenia Debt;

          (e) All of the Schedules to the Financing Agreement are true, correct and complete as of the date hereof; and

          (f) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by the Lender.

     17.  Additional Representations.  Each Borrower warrants and represents to
          --------------------------
the Lender as follows:


     (a) Each Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Lender or any past, present or future agent, attorney, legal representative, predecessor-in-interest, affiliate, successor, assign, employee, director or officer of the Lender (collectively, the "Bank Group"), directly or indirectly, arising out of, based upon, or in any manner connected with, any transaction, event, circumstance, action, failure to act, or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted, or began prior to the execution of this Agreement and accrued, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of the Obligations or any of the terms or conditions of the Financing Documents, or which directly or indirectly relate to or arise out of or in any manner are connected with the Obligations or any of the Financing Documents; TO THE EXTENT ANY SUCH DEFENSES, AFFIRMATIVE OR OTHERWISE, RIGHTS OF SETOFF, RIGHTS OF RECOUPMENT, CLAIMS, COUNTERCLAIMS, ACTIONS OR CAUSES OF ACTION EXIST OR EXTEND, SUCH DEFENSES, RIGHTS, CLAIMS,

COUNTERCLAIMS, ACTIONS AND CAUSES OF ACTION ARE HEREBY FOREVER WAIVED, DISCHARGED AND RELEASED.

     (b) Each Borrower has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze and discuss all terms and conditions of this Agreement and all factual and legal matters relevant hereto with counsel freely and independently chosen by it. Each Borrower further acknowledges that it has actively and with full understanding participated in the negotiation of this Agreement after consultation and review with its counsel and that this Agreement has been negotiated, prepared and executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Agreement.

     (c) As of the date hereof, there are no proceedings or investigations pending or, so far as any Borrower knows, threatened against it, before any court or arbitrator or any governmental, administrative or other judicial authority or agency.

     (d) There is no statute, rule, regulation, order or judgment, no charter, by-law or preference stock provision with respect to any Borrower, and no provision of any mortgage, indenture, contact or other Agreement binding on any Borrower or any of its properties which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms or conditions of this Agreement.

     (e) No Borrower has voluntarily or involuntarily, granted any Liens to any creditor not previously disclosed to the Lender in writing on or before the date of this Agreement or permitted under the Financing Agreement and have not otherwise taken any action or failed to take any action which could or would impair, change, jeopardize or otherwise adversely affect the priority, perfection, validity or enforceability of any Lien securing all or any portion of the Obligations or the priority or validity of the Lender's claims with respect to the Obligations relative to any other creditor of any Borrower other than Permitted Liens as permitted under the Financing Agreement.

     18.  Additional Defaults. In addition to the Events of Default specifically
          -------------------
enumerated in the Financing Documents, the occurrence of any of the following events shall each constitute an Event of Default:

          (a) the Borrowers or any other Person (other than the Lender) fail to observe, perform, or comply with any of the terms, conditions or provisions of this Agreement, as and when required;

          (b) any additional defaults shall occur under any of the Financing Documents as modified hereby;

          (c) the results of any Field Examination are not in all respects acceptable to the Lender in its sole and absolute discretion;

          (d) any representation or warranty made herein, in any document executed and delivered in connection herewith, or in any report, certificate, financial statement or other instrument or document previously, now or hereafter furnished by or on behalf of any Borrower in connection with this Agreement, shall prove to have been false, incomplete or misleading in any material respect on the date as of which it was made; and

          (e) any default occurs under the Alenia Debt, which is not cured within any applicable cure or grace period or waived in writing by Alenia.

     19.  No Novation. The Borrowers agree that this Agreement is not intended
          -----------
to and shall not cause a novation with respect to any or all of the Obligations of the Borrowers. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

     20.  No Claims. The Borrowers acknowledge and warrant that the Lender has
          ---------
acted in good faith and has conducted in a commercially reasonable manner its relationships with the Borrowers in connection with this Agreement and generally in connection with the Financing Agreement and the Obligations, the Borrowers hereby waiving and releasing any claims to the contrary.

     21.  Expenses. The Borrowers shall pay at the time this Agreement is
          --------
executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including, but not limited to, reasonable fees and expenses of the Lender's counsel.

     22.  Time of Essence.  Time is of the essence of this Agreement.
          ---------------

     23.  Consistent Changes. The Financing Documents are hereby amended
          ------------------
wherever necessary to reflect the changes described above.

     24.  Counterparts. This Agreement may be executed in any number of
          ------------
duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. The Borrowers agree that the Lender may rely on a telecopy of any signature of the Borrowers. The Lender agrees that the Borrowers may rely on a telecopy of this Agreement executed by the Lender.

     25.  Governing Law. Borrowers acknowledge and agree that this Agreement,
          -------------
shall be governed by the Laws of the State, as if this Agreement had been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Borrowers, this Agreement may be executed elsewhere.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Borrowers and the Lender have executed this Agreement under seal as of the date and year first written above.


                                    BORROWERS:

WITNESS/ATTEST:                     SPACEHAB, INCORPORATED


_________________________           By: /s/ Julia A. Pulzone____________(Seal)
                                    ------------------------------------
                                    Julia A. Pulzone
                                    Chief Financial Officer

WITNESS/ATTEST                      JOHNSON ENGINEERING CORPORATION


_________________________           By: /s/ Julia A. Pulzone____________(Seal)
                                    ------------------------------------
                                    Julia A. Pulzone
                                    Chief Financial Officer

WITNESS/ATTEST:                     ASTROTECH SPACE OPERATIONS, INC.


_________________________           By: /s/ Julia A. Pulzone____________(Seal)
                                    ------------------------------------
                                    Julia A. Pulzone
                                    Chief Financial Officer

                                    LENDER:

WITNESS:                            BANK OF AMERICA, N. A.


_________________________           By: /s/ Lawrence J. Shufelt_________(Seal)
                                    -----------------------------------------
                                    Lawrence J. Shufelt, Vice President